EMPLOYMENT AGREEMENT

     AGREEMENT dated as of June 7, 2006, between HERLEY INDUSTRIES, INC. ("Company"), a Delaware corporation, having its principal place of business located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601-4133, and Kevin J. Purcell ("Employee"), residing at 4207 S. Dale Mabry #1303, Tampa, FL 33611 ("Employee").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises and of the mutual covenants hereinafter contained and for good and valuable consideration, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Employee as Chief Financial Officer for Herley Industries, Inc. and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall be 36 months, commencing on the date hereof ("Effective Date") and ending June 6, 2009.

     3. Compensation.

     (a) For all services rendered under this Agreement:

     (i) The Company shall pay the Employee a base salary at the rate of $220,000 per annum payable in equal bi-weekly installments ("Base Salary"). The Base Salary shall be reviewed by the Company's Board of Directors on an annual basis.

     (ii) an auto allowance that provides a $600 per month car allowance as well as reimbursement for other expenses such as gasoline, repairs, insurance.

     (iii) Employee may be entitled to receive a bonus at the discretion of the Board of Directors.

     4. Duties. The Employee shall perform on a full time basis such duties of an Employee nature as shall be customarily associated with his position with the Company subject to the direction of the Chief Executive Officer and President. The Employee shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business.

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     5. Extent of  Services.  So long as during the term of his  employment  the
Company has not notified the Employee of his disability pursuant to Section 10(a) hereof, the Employee shall devote his full business time, attention and best efforts to the business of the Company subject to reasonable absences for vacation and illness and may not during the term of his employment be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Employee may join professional associations that do not interfere with his attention and best efforts on behalf of the Company.

     6. Benefits/Expenses.

     (a) During the term of his employment, the Employee shall be entitled to participate in employee benefit plans or programs of the Company, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such benefits shall include life insurance, medical and dental coverage for Employee and his eligible dependents, and the opportunity to participate in a company-sponsored 401(k) savings plan, to the extent available. In addition to these group benefits, Employee shall be entitled to four (4) weeks paid vacation per year, commencing during the first year of employment.

     (b) Employee shall be entitled to timely reimbursement of all business expenses reasonably incurred by him in the performance of his duties to the Company subject to the business expense policy of the Company, and further subject to the presenting of appropriate vouchers in accordance with the Company's policy.

     7. Disclosure of Information.

     (a) The Employee represents and warrants to the Company that no prior employment or business agreements or arrangements preclude, or interfere with, his ability to execute and perform his obligations under this Agreement.

     (b) The Employee recognizes and acknowledges that the Company's confidential or proprietary data or information as they have existed, will exist, may continue to exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by the Company, in whole or in part, directly or indirectly disclose, divulge or communicate such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances provided that after the term of his employment these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Employee was not responsible, directly or indirectly,

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for such secrets,  information or process entering the public domain without the
Company's consent). The Employee agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company.

     (c) The term "confidential or proprietary data or information": as used in this Agreement shall mean information not generally available to the public, including without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

     (d) All written materials, records and documents made by the Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under
Employee's control, including but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

     8. Inventions. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, or in whole or in part, during or before the term hereof (but after the Effective Date) which
(i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise (wholly or partly) from the efforts of the Employee during the term hereof. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be

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

required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by the Employee to have been first conceived and made following such termination. To the extent that the Employee shall be required to expend time or incur expenses fulfilling his obligations under this paragraph, post-termination of the original term of this Agreement or any renewal term thereof, the Company agrees to reasonably compensate Employee for such time and/or such expenses.

     9. Restrictive Covenant.

     Non-Competition/Non-Solicitation
     --------------------------------

     During the Term of this Agreement and for a period of one (1) year after the date of such termination for any reason, Employee shall not without the prior written consent of the Company:

     (i) become on officer or employee of, or render any service to, any direct competitor of Herley;

     (ii) solicit or induce any customer of Herley to cease purchasing goods or services from Herley or to become a customer of any competitor of Herley;or

     (iii)solicit or induce any employee of Herley to become employed by any competitor of Herley.

     10. Termination.

     (a) Disability. The Company shall have the right in the event of the permanent disability of the Employee, to terminate this Agreement upon five (5) days prior written notice. Upon termination, the Company shall pay the Employee all compensation earned under Section 3 through the date of termination. For the purposes of this subparagraph "permanent disability" shall mean the physical or mental incapacity of the Employee for any consecutive ninety (90) day period or any aggregate period of a one hundred and eighty (180) day period in any twelve
(12) month period of such a nature that the Employee shall be unable to perform his duties as contemplated hereby. Such determination shall be made by the mutual agreement of the parties hereto, or in the event such agreement cannot be reached, by the following procedure:

     (i) If the Company maintains a disability income policy with respect to the Employee, the definition set forth in such policy shall control, provided the issuing insurance company agrees to commence disability payments as a result of such permanent disability.

     (ii) If the Company does not maintain a disability income policy with respect to the Employee:

          (A) Each party shall select an independent physician who shall examine the subject Employee. The mutual agreement of the two examining physicians shall control, and their decision shall be binding.

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

          (B) If the two physicians cannot agree, they (the physicians) shall select a third physician to examine the subject Employee. The majority opinion of such three physicians shall control, and their decision shall be binding.

     (b) Death. This Agreement shall terminate automatically upon the death of the Employee. In such event, the Company shall pay the estate of the Employee, within thirty (30) days after the date of death, all compensation earned under
Section 3 through the date of termination.

     (c) For Cause. In addition to its rights under Section 10 (a) above, the Company shall have the right, at its sole option, to terminate this Agreement "for Cause", as hereinafter defined, at any time, without any further payment to the Employee other than compensation earned under Section 3(a)(i) prior to the date of termination, by notice to the Employee, as provided herein, specifying the reason for such termination. For purposes of this Section 10 (c), "cause" shall mean solely (i) the Employee's conviction of a felony, (ii) the Employee's willful misconduct or gross negligence materially detrimental to the Company in the performance of his duties, or (iii) the breach by the Employee of a material term of this Agreement which continues for thirty (30) days after written notice thereof is given to the Employee (constituting an opportunity to cure), specifying the nature and the details of the breach.

     11. Remedies. With respect to the covenants contained in Sections 7, 8 and 9 of this Agreement, Employee agrees that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any successors. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     13. Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place.

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     14.  Notices.  Any notice  required  or  permitted  to be given  under this
Agreement shall be sufficient if in writing and shall be deemed given when delivered personally or three days after being sent by first-class registered or certified mail, return receipt requested, to the party for which intended at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: Chairman of the Board") or to such other address as either party may hereafter specify by similar notice to the other.

     15. Waiver of Breach. A waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     16. Entire Agreement. This Agreement supersedes all prior agreements between the parties, written and oral, and cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     17. Choice of Law/Forum. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any disputes arising out of this Agreement shall be adjudicated in the Federal or State court presiding in the County of New York, State of New York.

     18. Captions/Exhibits. Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning. Exhibits attached to this Agreement shall be deemed as fully a part of this Agreement as if set forth in full herein.

     19. Severability. If any provision of this Agreement shall be deemed invalid or unenforceable as written it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

     20. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person or entity in order to enter into and perform his obligations under this Agreement.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                        HERLEY INDUSTRIES, INC.

                                        By: /s/ Myron Levy
                                            --------------------------------
                                            Myron Levy, Chairman and CEO


                                            /s/ Kevin J. Purcell
                                            --------------------------------
                                            Kevin J. Purcell, Employee